BayFirst Financial Corp.
4,108,072 Shares of Common Stock, no par value
Placement Agency Agreement
April [_], 2026

Hovde Group, LLC
1629 Colonial Parkway
Inverness, IL 60067

Ladies and Gentlemen:
BayFirst Financial Corp., a Florida corporation (the “Company”), is offering, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the Registration Statement (as hereinafter defined), an aggregate of up to approximately 4,108,072 shares (the “Shares”) of its common stock, no par value (the “Common Stock”), at the offering price per share of $3.50, for an aggregate offering amount of approximately $14,378,252 (the “Offering”). The Shares are more fully described in the Registration Statement (as hereinafter defined).
The Company hereby confirms its agreement, on the terms and subject to the conditions set forth herein, to retain the Placement Agent to assist the Company in offering and selling the Shares, as follows:
1.Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-[_]), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Schedule 1, the “Pricing Disclosure Package”): a Registration Statement and Preliminary Prospectus (if applicable) dated [_] and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 1 hereto.
“Applicable Time” means 5:00 P.M., Eastern time, on [_], 2026.
2.Appointment of Placement Agent and Purchase of Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
(a)Hovde is hereby appointed as the Placement Agent for the Offering. The Placement Agent shall not be deemed an agent of the Company for any other purpose by virtue of this Agreement. The appointment and authorization of the Placement Agent hereunder shall expire on the Closing of the Offering, unless extended in writing by the Company and the Placement Agent. Either the Company or the Placement Agent may terminate this Agreement, with or without cause, upon delivery of 15 days’ prior written notice to the other party. This Agreement may be terminated at any time prior to the Closing Date by the Placement Agent by notifying the Company at any time at or before the Closing Date in the reasonable discretion of the Placement Agent if: (i) the United States engages in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (ii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iii) a general moratorium on banking activities has been declared by any Federal or Florida state authority; or (iv) in the good faith judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, a material adverse change in the financial condition, earnings or business affairs of the Company considered as a whole.
(b)On the terms and subject to the conditions set forth herein, the Placement Agent will utilize their “best efforts” to solicit investments from potential purchasers (each, individually a “Purchaser” and collectively, the “Purchasers”) for the Offering.
(c)Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, the Placement Agent hereby accepts such agency and agrees to use its reasonable best efforts to assist the Company in finding potential Purchasers pursuant to the Offering. The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. It is understood that the Placement Agent does not have any commitment or obligation to sell or purchase any of the Shares. No provision of this Agreement shall require the Placement Agent to expend or risk its own funds or incur any financial liability on behalf of any offeree or Purchaser of the Shares or otherwise.
(d)Each prospective Purchaser agreeing to purchase Shares shall be required to deliver, among other things, an executed subscription offer form (the “Subscription Offer Form”. The Company shall make available to each prospective Purchaser, at a reasonable time prior to the purchase of Shares, the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Offering. The Company will provide Purchasers the opportunity to obtain additional information necessary to verify the accuracy of the disclosure delivered in connection with the purchase of the Shares to the extent it possesses such information or can acquire it without unreasonable effort or expense. After the prospective Purchasers have had an opportunity to review all documents delivered in connection with the offer of the Shares and to address all inquiries, as appropriate, to the Company and the Placement Agent, a separate Subscription Offer Form shall be completed by each prospective Purchaser. The Company shall have the right to reject any investment in whole or in part, in the Company’s sole discretion.
(e)Investments shall be evidenced by the execution by each Purchaser of a Subscription Offer Form. No Subscription Offer Form shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in any Subscription Offer Form or the authenticity, sufficiency, or validity of any check or other payment delivered by any prospective Purchaser in payment for Shares nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.
3.Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Date, that:
(a)Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by any Placement Agent expressly for use in any Preliminary Prospectus, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Preliminary Prospectus.
(b)Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by any Placement Agent expressly for use in such Pricing Disclosure Package, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Preliminary Prospectus.
(c)Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Placement Agent in their capacities as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) (each an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Schedule 1 hereto, (iii) each electronic road show or (iv) any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Placement Agent furnished to the Company by the Placement Agent expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Preliminary Prospectus.
(d)No Other Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Placement Agent’s distribution of the Shares, any prospectus or other offering material in connection with the offering and sale of the Shares or other “written communication” (as defined in Rule 405 under the Securities Act Rules and Regulations) that constitutes an offer to sell the Shares other than any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule 1 hereto, the Company has not made and will not make any offer relating to the Shares that would constitute a Free Writing Prospectus, except in accordance with the provisions of Section 4(a)(xv) of this Agreement and, except as set forth on Schedule 1 hereto, the Company has not made and will not make any communication relating to the Shares that would constitute a Testing-the-Waters Communication.
(e)Emerging Growth Company. From the time of initial submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(f)Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission at the Applicable Time. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Placement Agent furnished to the Company by the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the information set forth under the heading “Plan of Distribution” in the Preliminary Prospectus.
(g)Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved, except as may be expressly stated in the notes thereto; the supporting schedules (if any) included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP, except as may be expressly stated in the notes thereto, the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information shown therein and have been compiled in all material respects on a basis consistent with the audited financials included therein; all non-GAAP financial information, if any, included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act; and there is no material transaction, arrangement or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the Securities Act or the Securities Act Rules and Regulations. Forvis Mazars, LLP, the accounting firm that has expressed its opinion with respect to the financial statements and schedules (if any) filed as a part of the Registration Statement and included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations, the Exchange Act and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and applicable rules of the Public Company Accounting Oversight Board; (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) that has not had its registration superseded or revoked and which has not requested that such registration be withdrawn; and (z) not and has not been, as relates to the Company, in violation of the auditor independence requirements of the Sarbanes-Oxley Act.
(h)No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than equity awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), change in short-term debt or long-term debt of the Company or the Bank (except, in each case, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Bank taken as a whole; (ii) neither the Company nor the Bank has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Bank taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Bank taken as a whole; and (iii) neither the Company nor the Bank has sustained any loss or interference with its business that is material to the Company and the Bank taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)Organization and Good Standing. The Company and the Bank have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except in each case where such failure would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Bank taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is duly registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) as a bank holding company under the Bank Holding Company Act, as amended, 12 U.S.C. 1841 et seq.
(j)Company Subsidiary. BayFirst National Bank (the “Bank”) is the only subsidiary of the Company as of the date of this Agreement. Except for the Bank, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in the Bank free and clear of any and all liens. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, 12 U.S.C. 1811 et seq., and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company beneficially owns all of the outstanding capital securities of, and has sole control of, the Bank.
(k)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or the Bank, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or the Bank, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of the Bank have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except, in each case, where such failure would not, individually or in the aggregate, have a Material Adverse Effect.

(l)Stock Options. With respect to any stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Bank (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, and (ii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements.
(m)Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Subscription Offer Form, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the Subscription Offer Form and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.
(n)Placement Agency Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(o)The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.
(p)No Violation or Default. Neither the Company nor the Bank is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental authority, regulatory authority or self-regulatory organization, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(q)No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Bank is a party or by which the Company or the Bank is bound or to which any of the property or assets of the Company or the Bank is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or the Bank or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.
(r)No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the distribution of the Shares by the Placement Agent.
(s)Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or the Bank is or may be a party or to which any property of the Company or the Bank is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or the Bank, would reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(t)Independent Accountants. Forvis Mazars, LLP, who have reported on the audited consolidated financial statements and schedule of the Company and the Bank, is an independent registered public accounting firm with respect to the Company and the Bank within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and, to the Company’s knowledge, is not and has not been in violation of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act. The consolidated financial statements of the Company and the related notes and schedule incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in conformity with the requirements of the Securities Act and the rules and regulations and present fairly the information shown therein.

(u)Title to Assets. The Company and the Bank have good and marketable title in fee simple to all real property owned by them. The Company and the Bank have good and marketable title to all tangible personal property owned by them that is material to the business of the Company and the Bank, taken as whole, in each case free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Bank. Any real property and facilities held under lease by the Company and the Bank are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Bank.
(v)Title to Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Company and the Bank own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the conduct of their respective businesses will not conflict in any respect with any such rights of others. The Company and the Bank have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.
(w)No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or the Bank, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or the Bank, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.
(x)Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(y)Taxes. The Company and the Bank have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed by them and are not in default in the payment of any material taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or the Bank is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed material liability for any tax to be imposed upon the properties or assets of the Company or the Bank for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and franchise tax liability for any years not finally determined are adequate in all material respects to meet any assessments or re-assessments for additional income tax for any years not finally determined. Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, there is no material unresolved tax deficiency that has been or would reasonably be expected to be asserted against the Company or the Bank or any of their respective properties or assets. On the Closing Date all stock transfer and other taxes that are required to be paid by the Company in connection with the sale of the Shares to be sold by the Company will have been fully paid by the Company.
(z)Licenses and Permits. The Company and the Bank possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor the Bank has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.
(aa)Labor Matters. No labor dispute with the employees of the Company or the Bank exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Bank’s principal suppliers, contractors or customers, in each case that would reasonably be expected to result in a Material Adverse Effect.
(bb)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Disclosure Package, the Prospectus or the documents to be filed as exhibits thereto which have not been so described and filed as required.
(cc)Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.
(dd)Compliance with Environmental Laws. Neither the Company nor the Bank is in violation of any statute, rule, regulation, decision or order of any Governmental Authority relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any investigation or remediation requirements pursuant to Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries presently anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.
(ee)Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or the Bank (or, to the knowledge of the Company and the Bank, any other entity (including any predecessor) for whose acts or omissions the Company or the Bank is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or the Bank, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.
(ff)Compliance with ERISA. To the knowledge of the Company, no “prohibited transaction” as described in Section 406 of ERISA (as defined below) or Section 4975 of the Code (as defined below) has occurred with respect to any Employee Benefit Plan (as defined below), excluding transactions effected pursuant to a statutory or administrative exemption. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no Pension Plan (as defined below) has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Pension Plan. No Pension Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Employee Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA). The present value of all benefits accrued under each Pension Plan did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value of the assets of each Pension Plan (determined based on those assumptions used to fund such Pension Plan). No “reportable event,” as defined in Section 4043(c) of ERISA, other than events for which the 30-

day notice period has been waived, has occurred or is reasonably expected to occur. There has been no imposition or incurrence of any material liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate (as defined below). Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the U.S. Internal Revenue Service (the “IRS”) upon which it can rely, and, to the knowledge of the Company, any such determination or opinion letter remains in effect and has not been revoked and nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. No Employee Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or the Bank who reside or work outside of the United States. The Company does not have any obligations under any collective bargaining agreement with any union and, to the knowledge of the Company, no organization efforts are underway with respect to Company employees. As used herein, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA to which the Company or any of its subsidiaries is required to contribute on behalf of any of its employees or with respect to which the Company has any liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any trade or business, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b) and (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA); and “Pension Plan” means any employee pension benefit plan (other than an employee benefit plan of the type described in Section 4001(a)(3) of ERISA) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
(gg)Disclosure Controls. The Company and the Bank maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.
(hh)Accounting Controls. The Company and the Bank maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.
(ii)Insurance. The Company and the Bank are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Bank are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor the Bank has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or the Bank be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
(jj)No Unlawful Payments. Neither the Company nor the Bank, nor any director, officer or employee of the Company or the Bank nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or the Bank has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.
(kk)Anti-Money Laundering Laws. The operations of the Company and the Bank and, to the knowledge of the Company, their respective directors, officers, and employees as relates to the operations of the Company and the Bank, in all material respects are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and the Bank and, to the knowledge of the Company, their respective directors, officers, and employees as relates to the operations of the Company and the Bank, have conducted the business of the Company and the Bank in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.
(ll)OFAC. None of the Company, or the Bank or any officer or director of either the Company or the Bank, nor, to the knowledge of the Company, after due inquiry, any agent, employee, affiliate or person acting on behalf of the Company or the Bank, in all cases in the course of its activities on behalf of the Company or the Bank, is or has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject of any sanctions (“Sanctions”) administered or enforced by the United States Government, including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or other relevant sanctions authority (collectively, “Sanctioned Persons”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to the Bank, or any other person or entity, for the purpose of financing the activities of or business with any Sanctioned Person, or in any Sanctioned Country, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may reasonably be expected to assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) a Sanctioned Person; or (D) located, organized or resident in any Sanctioned Country.
(mm)No Broker’s Fees. Neither the Company nor the Bank is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Bank or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(nn)No Registration Rights. Except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no person has the right to require the Company or the Bank to register any securities for sale under the Securities

Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company.
(oo)No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(pp)Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.
(qq)Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances.
(rr)Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(ss)Sarbanes-Oxley Act. The Company has taken all action reasonably necessary to ensure that, upon consummation of the transactions contemplated by this Agreement, it will be in compliance in all material respects with all provisions of the Sarbanes-Oxley Act with which the Company is required to comply as of such time.
(tt)Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
(uu)Change in Control. The issuance of the Shares to the Purchasers as contemplated by the Offering has not and will not trigger any rights under any “change of control” provision in any of the agreements to which the Company is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.
(vv)Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its common stock or a change in control of the Company. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organization certificate or the laws of Florida (other than those associated with regulatory approval of a change in control of the Company) which is or could become applicable to any Purchaser solely as a result of the Offering, including, without limitation, the Company’s issuance of the Shares.
(ww)Off Balance Sheet Arrangements. There is no material transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity.
(xx)Agreements with Regulatory Authorities. Except as set forth in Schedule 3(xx) hereto, the Company and the Bank are not subject to any cease-and-desist or other similar order or enforcement action issued by. The Company is not subject to any capital directive by any Governmental Entity, however, the Bank is subject to maintaining capital ratios above the regulatory minimum.
(yy)Exchange Listing and Exchange Act Registration. The Shares have been approved for listing on the Nasdaq Capital Market (“Nasdaq”). There are no affiliations with members of FINRA among the Company’s executive officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement. The Company is currently in compliance in all material respects with the applicable requirements of Nasdaq for maintenance of inclusion of the Common Stock thereon and has not received any written notice regarding the removal of the Company’s listing, or the rejection of the Company’s application for such listing, with such exchange.
(zz)Foreign Corrupt Practices Act. None of the Company, or its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or its subsidiaries, in all cases in the course of its activities on behalf of the Company or its subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any applicable non-U.S. anti-bribery statute or regulation; or (D) made, offered, agreed to, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(aaa)Lending Relationship. Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company (A)

does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (B) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of the Placement Agent.
(bbb)Cybersecurity. (A) To the knowledge of the Company, except as disclosed in the Registration Statement, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or the Bank’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any other third party that is maintained, processed or stored by the Company and the Bank and any such data processed or stored by third parties on behalf of the Company and the Bank), equipment or technology (collectively, “IT Systems and Data”), that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) neither the Company nor the Bank have been notified of, and the Company has no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to the Company or the Bank’s IT Systems and Data that would reasonably be expected to have a Material Adverse Effect; and (C) the Company and the Bank have implemented controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data and that are reasonably consistent with industry standards and practices, or are required by applicable regulatory standards. The Company and the Bank are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any Governmental Authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where the failure to do so would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ccc)Compliance with Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Bank (A) complies with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information (as such term is defined in applicable data privacy laws) from Individuals, and (C) takes commercially reasonable measures, reasonably consistent with industry standards in the business in which the Bank is engaged, to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Bank has received any written notice of any claim or controversy regarding the Bank’s compliance with the Privacy Statements. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s public-facing privacy statements and policies published on the Bank’s websites or products or otherwise made externally available by the Bank regarding the collection, retention, use and distribution of personal information of any individual, including, without limitation, individual visitors or users of the Bank’s website or products (collectively, “Individuals”).

(ddd)Bank Holding Company Act. The Company has been duly registered as, and meets in all material respects the applicable requirements for qualification as, a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended. The activities of the Company are permitted of a bank holding company under applicable law and the rules and regulations and policies and interpretations of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The activities of the Bank are permitted for the subsidiary of a bank holding company under applicable law and the rules and regulations and policies and interpretations of the Federal Reserve.
(eee)Compliance with Laws and Bank Regulatory Authorities. The Company and the Bank are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives, decrees and orders applicable to them. Neither the Company nor the Bank has received any oral or written communication from any Governmental Authority asserting that the Company or the Bank is not in compliance in all material respects with any such applicable statute, law, rule, regulation, decision, directive, decree or order. The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations of, or agreements with, the Federal Reserve, the Office of the Comptroller of the Currency (“OCC”) and any other applicable federal or state banking authorities, as applicable (collectively, the “Bank Regulatory Authorities”), including the Equal Credit Opportunity Act, the Fair Housing Act, the Truth in Lending Act, the Community Reinvestment Act (the “CRA”), the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970 (the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”), to the extent such laws or regulations apply to the Company or the Bank, as applicable. The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would reasonably be expected to cause the Bank (A) to be deemed not to be in satisfactory compliance with the CRA and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory,” except as specifically disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, or (B) to be deemed to be operating in violation, in any material respect, of the Bank Secrecy Act, the USA Patriot Act or any order issued with respect to the Anti-Money Laundering Laws (as defined below). As of the most recent fiscal quarter end and as of the date hereof, the Bank exceeded the standards necessary to be considered “well capitalized” under the regulatory framework for prompt corrective action of the FDIC. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The activities of the Bank are permitted under the laws and regulations of the State of the United States. The Company and each of its subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Federal Reserve, the OCC, and any other applicable Bank Regulatory Authorities except where the failure to file would not have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports, as amended, complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the OCC and any other applicable

Bank Regulatory Authorities, as the case may be. Except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, none of the Company, the Bank or any of their respective subsidiaries is currently a party or subject to any formal agreement, consent decree, directive, cease-and-desist order, order of prohibition or suspension, written commitment, supervisory agreement or other written statement as described under 12 U.S.C. 1818(u) with, or order issued by, the Federal Reserve, the OCC or any other applicable Bank Regulatory Authority in each and all such cases that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have any of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.
(fff)Securities Offerings. All offers and sales of the Company’s capital stock and debt or other securities by the Company (or others on the Company’s behalf) prior to the date hereof were made in compliance in all material respects with the Securities Act and the Securities Act Rules and Regulations and all other applicable state and federal laws or regulations, or any actions under the Securities Act and the Securities Act Rules and Regulations or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation. The Company has not, prior to the date hereof, made any offer or sale of securities which could be “integrated” for purposes of the Securities Act and the Securities Act Rules and Regulations with the offer and sale of the Shares pursuant to the Registration Statement and the Prospectus; and except as disclosed in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, the Company has not sold or issued any security during the 180-day period preceding the date of the Prospectus, including but not limited to any sales pursuant to Section 4(a)(2) of the Securities Act or Commission Rule 144A or Commission Regulations D or S under the Securities Act Rules and Regulations, other than securities issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants pursuant to SEC Rule 701 as described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus.
(ggg)Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.
4.Representations and Warranties of Placement Agent. The Placement Agent represents and warrants to the Company that:
(a)The Placement Agent is registered as a broker-dealer under applicable federal and state laws, is a member in good standing of FINRA and has met and will continue to meet all registration, licensing, financial and reporting requirements it is required to meet under applicable federal and state laws and regulations in order to provide the services the Placement Agent has agreed to provide, or that the Placement Agent contemplates that it will provide, to the

Company under this Agreement, the Engagement Letter (as applicable) or otherwise in connection with the Offering.
(b)The Placement Agent will not provide any service or engage in any activity, and it will use its commercially reasonable efforts to not permit any of its employees, agents, or representatives to provide any service or engage in any activity, whether pursuant to this Agreement or otherwise in connection with the sale of the Shares, for which it does not have in effect all registrations, licenses and approvals necessary to cause that service or activity to comply with applicable federal and state laws and regulations.
(c)Notwithstanding anything contained in this Agreement to the contrary, the terms and conditions of the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus shall control the conduct of the sale of the Shares, and neither the Placement Agent nor any of its respective employees, agents, representatives or affiliates shall take any action in connection with the sale of the Shares contrary to those terms and conditions.
(d)In connection with or during the course of the sale of the Shares, neither the Placement Agent nor any employee, agent, representative or affiliate of the Placement Agent will make any representation or provide any information to any Purchaser or potential Purchaser other than the representations and information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus or other information specifically approved by the Company.
(e)This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and, when executed by the Company, will constitute the valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally or the rights of creditors or customers of registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.
(f)The Placement Agent and its employees, agents and representatives who shall perform any of the services required hereunder to be performed by it, shall be authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Placement Agent shall be a registered broker-dealer and selling agent in the jurisdictions in which the Company is relying on such registration for the offer and sale of the Shares after the date of this Agreement.
(g)The execution and delivery of this Agreement by the Placement Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the organizing documents of the Placement Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Placement Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.
(h)Any proceeds received by the Placement Agent to purchase Shares will be handled in accordance with applicable requirements of Rule 15c2-4 under the 1934 Act, by the prompt transmission of such proceeds to the escrow agent designated by the Company and the Placement Agent (the “Escrow Agent”). It is understood between the Company and the Placement Agent that the Placement Agent will not receive or handle any proceeds from the Purchasers in connection with the Offering.
(i)No action or proceeding against the Placement Agent before the Securities and Exchange Commission, FINRA, any state securities commission, or any state or federal court is pending or, to the Placement Agent’s knowledge, threatened concerning the Placement Agent’s activities as a registered and licensed broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, properties or assets of the Placement Agent or its ability to perform its obligations under this Agreement.
(j)The information set forth under the heading entitled “Plan of Distribution” in the Registration Statement, the Pricing Disclosure Package and the Prospectus is the only written information furnished to the Company by and on behalf of the Placement Agent expressly for use in connection with the preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
5.Covenants of the Company. The Company covenants and agrees with the Placement Agent that:
(a)Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Placement Agent prior to 10:00 A.M., Eastern time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.
(b)Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Placement Agent (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Placement Agent may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Placement Agent a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Placement Agent.
(c)Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Placement Agent and counsel for the Placement Agent copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Placement Agent reasonably object to within two business days. At the conclusion of any such two business day period, the Placement Agent shall have been deemed to have not objected to any such proposed amendment or supplement.
(d)Notice to the Placement Agent. The Company will advise the Placement Agent promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission and furnish to the Placement Agent such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Placement Agent thereof and forthwith prepare and, subject to Section 5(c) above, file with the Commission (to the extent required) and furnish to the Placement Agent such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
(f)Commission Reports. The Company will file on a timely basis with the Commission such periodic and special reports as required by the Securities Act Rules and Regulations. The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representative as soon as reasonably practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act and satisfying the provisions of Section 11(a) of the Securities Act) covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.
(g)Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Shares) on Nasdaq.
(h)Blue Sky Compliance. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such domestic United States or foreign jurisdictions as the Placement Agent reasonably designates or as is necessary to effect the distribution of the Shares and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(i)Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”. The Company shall not invest or otherwise use the proceeds received by the Company from the sale of the Shares issued and sold by the Company in such a manner as would require the Company or the Bank to register as an investment company under the Investment Company Act.
(j)No Market Stabilization or Manipulation. The Company will not take, and will use commercially reasonable efforts to prohibit any affiliate of the Company from taking, directly or indirectly, any action designed to cause or result in or which constitutes or would reasonably be expected to constitute stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and the Company will, and will use commercially reasonable efforts to cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(k)No Other Finders or Brokers. During the term of the Placement Agent’s engagement hereunder the Company will not (i) offer any Shares for sale to, or solicit any offers to buy from, any person or persons, whether directly or indirectly, other than through the Placement Agent, if such person or persons were introduced to the Company by the Placement Agent, or (ii) engage in any discussions with any person other than representatives of the Placement Agent for the purpose of engaging, or considering the engagement of, such person as a finder or broker in connection with the sale by the Company of the Shares covered by this Agreement.
(l)Placement Agent Publicity. The Company agrees that upon consummation of the sale of the Shares, the Placement Agent may place “tombstone” advertisements in financial and other publications and media at its own expense describing its services to the Company hereunder.
(m)Public Announcements. Except as otherwise required by applicable law or the rules of any Governmental Entity, the Company shall not, during the period commencing on the date hereof and ending on the Closing Date, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company and/or the Bank, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior written consent of the Representative, which consent shall not be unreasonably withheld, conditioned, or delayed, except in the ordinary course of business, to comply with applicable securities laws, and in both cases, not for the purpose of soliciting any interest in the Offering. Further, the Company shall not use the name of the Placement Agent or any officer, director, employee or shareholder thereof without the express written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, of such party and such person in any manner that is inconsistent with the statements made with respect to such persons in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)Escrow Account. The Company shall maintain a separate escrow account into which Purchasers’ subscription monies will be deposited upon receipt from the Purchasers in accordance with Section 4(h), as appropriate.
(o)Reports. The Company, during the Prospectus Delivery Period, will furnish to the Placement Agent, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Placement Agent to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.
(p)Available Information. During a period of five years from the effective date of the Registration Statement, the Company will make available on EDGAR (or any successor or additional filing location required under applicable rules and regulations of the Commission) or furnish to the Representative copies of all reports or other material communications (financial or other) furnished to its shareholders generally, and will deliver to the Representative (A) as soon as reasonably practicable as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, and (B) such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request; provided, the Company will be deemed to have furnished such reports, financial statements and other information to the extent such reports, financial statements and other information is filed or furnished with the Commission and publicly available.
(q)Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
(r)Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.
(s)Subscription Offer Forms. All Subscription Offer Forms received by the Company will be reviewed and be either remitted back to the Purchaser or forwarded to the Escrow Agent within one (1) business day of the date of receipt of such Subscription Offer Form. The Company will copy the Representative on all Subscription Offer Forms being forwarded to the Escrow Agent, as well as any correspondence between the Company and the Escrow Agent relating to the Offering.
(t)Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed, and the Placement Agent represent and agree that, unless they obtain the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer

Free Writing Prospectus consented to by the Placement Agent and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; any Issuer Permitted Free Writing Prospectus the use of which has been consented to by the Placement Agent is listed on Schedule 1 hereto. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
(u)Emerging Growth Company. The Company will promptly notify the Placement Agent if the Company ceases to be an Emerging Growth Company prior to the completion of the distribution of Shares within the meaning of the Securities Act.
(v)Depository Trust Company. The Company shall use its reasonable best efforts to permit the Shares to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of Depository Trust Company.
(w)Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(x)Additional Acknowledgements. The Company acknowledges and agrees that:
(i)The financial models and presentations used by the Placement Agent in performing its services hereunder have been developed by and are proprietary to the Placement Agent. The Company further acknowledges and agrees that, except as required by applicable law, it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld, conditioned, or delayed,.
(ii)The Placement Agent is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, the Placement Agent or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of the Placement Agent’s engagement with the Company, the Placement Agent may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies. As in all matters involving confidential client information, information barriers exist that restrict access to such information within the Placement Agent, except on a need to know basis.

(iii)The Placement Agent’s research analysts and research department are independent from such Placement Agent’s investment banking division and are subject to certain regulations and internal policies. Each Placement Agent’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the transactions contemplated herein or any counterparty thereto that differ from or are inconsistent with the views or advice communicated by the Placement Agent’s investment banking divisions.
(y)Closing. No Closing shall take place until and unless all the conditions to the Placement Agent’s obligations set forth in Section 6(b) of this Agreement are satisfied. In the event the Offering is terminated for any reason before a Closing takes place, all funds advanced by the prospective Purchasers will be promptly returned without interest.
6.Closing Placement and Fees.
(a)Closing.
(i)All Purchasers subscribing for Shares through a Subscription Offer Form after the date of this Agreement shall be instructed to pay the purchase price for the Shares in accordance with the procedures described under “Plan of Distribution” in the Pricing Disclosure Package and the Subscription Offer Form.
(ii)All Subscription Offer Forms are to be sent to the Placement Agent, and all payment shall be sent to the Escrow Agent. The Escrow Agent will deposit such funds in an account until release of the Shares against payment therefor on the Closing Date in accordance with Section 6(a)(iii) below. To the extent that any Subscription Offer Forms and payments are sent to any Placement Agent, such Placement Agent shall immediately deliver to the Escrow Agent all such the funds received.
(iii)The closing (the “Closing”) of the Offering and the release of the Shares against payment therefor shall take place at the office of Alston & Bird LLP, 1201 West Peachtree Street, Suite 4900, Atlanta, GA, 30309 at 10:00 a.m., Eastern Time, on [_], 2026, or at such other place and time on such other date as may be agreed upon by the Company and the Placement Agent (the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously. On or before the Closing Date, each Purchaser shall pay by wire transfer of immediately available funds to an account specified by the Company an amount equal to the product of (x) the number of Shares such Purchaser has agreed to purchase and (y) the purchase price per share as set forth on the cover page of the Prospectus.
(b)Conditions to Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the following conditions:

(i)Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Placement Agent.
(ii)Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct, in all material respects, on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
(iii)No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Placement Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(iv)Officers’ Certificate. The Placement Agent shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company and one additional executive officer of the Company who may be the chief executive officer or chief financial officer of the Company (A) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (C) to the effect set forth in Sections 6(b) (i) and (iii) above.
(v)CFO Certificate. On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Placement Agent a certificate, addressed to the Placement Agent, of its chief financial officer with respect to certain financial data contained in the Registration Statement, Pricing

Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, substantially in the form of Exhibit A hereto.
(vi)Comfort Letters. (i) On the date of this Agreement and on the Closing Date, Forvis Mazars, LLP shall have furnished to the Placement Agent, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type customarily included in accountants’ “comfort letters” to Placement Agent with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that each such letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
(vii)Opinion and 10b-5 Statement of Counsel for the Company. Igler & Pearlman, P.A., counsel for the Company, shall have furnished to the Placement Agent, at the request of the Company, their written opinion and 10b-5 statement, dated as of the Closing Date, and addressed to the Placement Agent, substantially in the form of Exhibit B hereto.
(viii)No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares by the Company.
(ix)FINRA. FINRA shall not have raised any unresolved objection with respect to the fairness and reasonableness of the terms and arrangements relating to the issuance and sale of the Shares in the Offering.
(x)Good Standing. The Placement Agent shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in its jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authority of such jurisdiction.
(xi)Corporation Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of this Agreement by the Company, including, without limitation, obtaining the approval of the Company’s board of directors for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and thereunder and the Offering contemplated hereby.

(xii)Additional Documents. On or prior to the Closing Date the Company shall have furnished to the Placement Agent such further certificates and documents as the Placement Agent may reasonably request.
All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.
(c)Placement Fees and Expenses.
(i)As compensation for the Placement Agent’s services rendered hereunder, the Company will pay the Placement Agent an aggregate placement fee (the “Placement Fee”) equal to two percent (2.0%) of the aggregate gross proceeds from Shares purchased by Purchasers solicited by the Placement Agent in the Offering, The Company agrees that any Placement Fee payable by the Company to the Placement Agent will be in cash, and will be paid out of the escrowed funds held by the Escrow Agent on the Closing Date pursuant to a joint instruction from the Company and the Placement Agent to the Escrow Agent.
(ii)In addition, whether or not a sale of the Shares occurs, the Company shall, upon request and from time to time, reimburse the Placement Agent for all reasonable and documented travel and out-of-pocket expenses and disbursements incurred in connection with this engagement, including without limitation: (i) legal fees (which includes fees and expenses of Placement Agent’s counsel in obtaining a no-objection letter from FINRA) not to exceed $50,000, and (ii) any escrow agent fees not paid directly by the Company. Such expenses may include those incurred in connection with services performed pursuant to this Agreement as well as any services which may have been performed pursuant to the Engagement Letter. The provisions of this paragraph are not intended to apply to, and shall not in any way limit or impair, the indemnification and contribution sections included in or incorporated by reference into this Agreement.
7.Termination and Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement (including Annex A) or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of any Placement Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares. Notwithstanding the expiration or termination of this Agreement pursuant to Section 2(a), the Company shall remain responsible for the reimbursement of the Placement Agent’s expenses (and any unpaid Placement Fees that are owed and/or, if a closing of the Offering has occurred, that become owed as a result of any subsequent closing of the Offering) under Section 6(c) of this Agreement, and the indemnification and contribution obligations of the Company under Annex A and the provisions of this Section 7 shall survive.

8.Indemnification. The Company hereby agrees to indemnify the Placement Agent in accordance with the indemnification provisions set forth as Annex A hereto.
9.Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
10.Miscellaneous.
(a)No Fiduciaries. Nothing in this Agreement, express or implied, is intended to confer or does confer on any person or entity other than the parties hereto or their respective successors and assigns, and to the extent expressly set forth herein, the Indemnified Persons (as defined in Annex A hereto), any rights or remedies under or by reason of this Agreement or as a result of the services rendered by the Placement Agent hereunder. The parties acknowledge and agree that the Placement Agent is not acting in a fiduciary capacity with respect to the Company and that the Placement Agent is not assuming any duties or obligations other than those expressly set forth in this Agreement and those required by applicable laws and regulations. The Company further agrees that neither the Placement Agent nor any of their controlling persons, affiliates, partners, directors, officers, employees or consultants shall have any liability to the Company, or any person asserting claims on behalf of or in right of the Company for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the services rendered or to be rendered by the Placement Agent hereunder, unless it is finally judicially determined that such losses, claims, damages, liabilities or expenses resulted from the gross negligence or willful misconduct of the Placement Agent.
(b)Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto. Without limiting the foregoing, the benefits of Annex A shall also inure to the benefit of the other Indemnified Persons (as defined in Annex A hereto). The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties without the prior written consent of all parties.
(c)Governing Law and No Trial by Jury. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to any conflict of laws principles. Any dispute arising out of or relating to this Agreement must be brought in, and take place in, the federal court sitting in the Middle District of Florida, which shall be a proper forum and which the Company and the Placement Agent agree has personal jurisdiction for purposes of enforcement of this Agreement. Any right to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this Agreement or any conduct in connection with, or matters contemplated by, this Agreement is hereby waived by the parties hereto.
(d)Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows:

if to the Company:	BayFirst Financial Corp. 700 Central Avenue St. Petersburg, FL 33701 Attention: Scott McKim, Chief Financial Officer Telephone: (727) 440-6848 Email: scott.mckim@bayfirstfinancial.com

with a copy to (which shall not constitute notice):	Igler & Pearlman, P.A. 3122 Mahan Drive, Suite 801-180 Tallahassee, FL 32308 Attention: Richard Pearlman, Esq. Telephone: (850) 878-2411 Email: Richard.pearlman@iglerlaw.com

and if to the Placement Agent:	Hovde Group, LLC 1629 Colonial Parkway Inverness, IL 60067 Attention: Michael Hedrei Telephone: (833) 587-4159 Email: prospectus@hovdegroup.com

with a copy to (which shall not constitute notice):	Alston & Bird LLP 2200 Ross Ave #2300 Dallas, TX 75201 Attention: Mark Kanaly, Esq. Telephone: (214) 922-3404 Email: mark.kanaly@alston.com

(e)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.
(f)Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, email or other electronic delivery of a signature), each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.
(g)Independent Contractor. The Placement Agent shall act as an independent contractor and nothing contained herein or otherwise shall be construed to create any partnership or joint venture between the Placement Agent and the Company.

(h)Headings. The headings and captions of the various subdivisions of this Agreement are for convenience or reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
(i)Entire Agreement; Engagement Letter. This Agreement (including the schedules and exhibits hereto), together with the Engagement Letter, constitutes the entire understanding and agreement between the Company and the Placement Agent with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties with respect thereto, whether oral or written, express or implied. This Agreement, rather than the Engagement Letter, shall govern the compensation payable to the Placement Agent in respect of the Offering, but the Engagement Letter shall otherwise remain in full force and effect.
(j)Amendments. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, BAYFIRST FINANCIAL CORP. By: [_] [_]
Accepted: As of the date first written above

HOVDE GROUP, LLC By: Name: Michael Hedrei Title: Managing Principal, Head of Capital Markets

[Signature Page to Placement Agency Agreement]

Annex A
    (a)    Indemnification of the Placement Agent by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates, selling agents, officers, directors and partners and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows: (i) against any and all loss, liability, claim, damage and expense (including, without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any such action or claim), as incurred, arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in the Transaction Documents, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact included in any of the Transaction Documents, or the omission or alleged omission in any of the Transaction Documents of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section (c) hereof) any such settlement is effected with the written consent of the Company, not to be unreasonably withheld; and (iii) against any and all expense, as incurred (including the reasonable fees and disbursements of counsel chosen by the Placement Agent, as approved by the Company in its reasonable discretion), reasonably incurred in investigating, preparing or defending against, or appearing as a witness or providing information or documents in connection with any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.
(b)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. In the case of parties indemnified pursuant to this Annex A counsel to the indemnified parties shall be selected by the Placement Agent, as approved by the Company in its reasonable discretion. An indemnifying party may participate in such action and retain its own counsel at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general or related allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Annex A (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(c)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal fees and expenses of counsel, as permitted pursuant to this Annex A, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section (a) of this Annex A effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request and this Annex A, prior to the date of such settlement.

Schedule 1
a.Pricing Disclosure Package

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b.Pricing Information Provided Orally by Placement
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Schedule 3(xx)

Exhibit A
Form of CFO Certificate

Exhibit B
Form of Legal Opinion and 10b-5 Letter